UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

XBIOTECH INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(State of Incorporation)

001-37347

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

5217 Winnebago Ln, Austin, TX	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2025, W. Thorpe McKenzie informed the Board of Directors (the “Board”) of XBiotech Inc. (the “Company”) via letter of his decision to retire from the Board, effective immediately. Mr. McKenzie joined the Board in 2009 and served on the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee of the Company. Mr. McKenzie’s decision to retire from the Board was not the result of any dispute or disagreement with the Company.

Independent director Jan-Paul Waldin will continue to serve as members of the Company’s Audit Committee. The Company intends to maintain a one-member Audit Committee at this time pursuant to Rule 5605(c)(4) of the NASDAQ Listed Company Manual and to fill the vacancies on the Audit Committee within the time period provided in the Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President